UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): JUNE 23, 2005

DIGITAL RECORDERS, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE (State or Other Jurisdiction of Incorporation)	1-13408 (Commission File Number)	56-1362926 (IRS Employer Identification No.)

5949 SHERRY LANE DALLAS, TEXAS (Address of Principal Executive Offices)	75225 (Zip Code)

Registrant’s Telephone Number, Including Area Code: (214) 378-8992

NOT APPLICABLE.

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES
ITEM 3.03 MATERIAL MODIFICATIONS TO RIGHTS OF SECURITY HOLDERS
ITEM 5.01 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
SIGNATURE
Certificate of Designation of Series G Convertible Preferred Stock
Share Purchase Agreement - Dolphine Offshore Partners, L.P.
Stock Purchase Warrant - Dolphine Offshore Partners, L.P.
Registration Rights Agreement - Dolphine Offshore Partners, L.P.
Share Purchase Agreement - John D. Higgins
Stock Purchase Warrant - John D. Higgins
Registration Rights Agreement - John D. Higgins
Press Release

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

     On June 23, 2005, Digital Recorders, Inc. (the “Company”) sold an aggregate of 386 shares of its Series G Convertible Preferred Stock, par value $.10 per share (the “Series G Stock”) to Dolphin Offshore Partners, L.P. (“Dolphin Partners”) and to John D. Higgins, Sr., a private investor and director of the Company, respectively, pursuant to separate share purchase agreements entered into on that date by the Company with each of Dolphin Partners and Mr. Higgins. The combined purchase price for the shares was $1.93 million. A copy of the respective share purchase agreement entered into with Dolphin Partners and Mr. Higgins is attached to this report as Exhibit 10.1 and 10.4, respectively. In connection with the sale of the Series G Stock, the Company issued to Dolphin Partners and Mr. Higgins warrants to purchase an aggregate of 275,714 shares of the Company’s common stock at an exercise price of $2.21 per share. The warrants are exercisable at any time for a period of five years after issuance. A copy of the respective stock purchase warrant issued to Dolphin Partners and Mr. Higgins is attached to this report as Exhibit 10.2 and 10.5, respectively. The Company also entered into a registration rights agreement with each of Dolphin Partners and Mr. Higgins that grants each of them certain rights with respect to the registration of the resale of the shares of common stock issuable upon conversion of the Series G Stock (including shares of Series G Stock issuable as dividends) and pursuant to exercise of warrants issued to Dolphin Partners and Mr. Higgins. A copy of the respective registration rights agreement entered into with Dolphin Partners and Mr. Higgins is attached to this report as Exhibit 10.3 and 10.6, respectively.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

     On June 23, 2005, the Company sold an aggregate of 386 shares of Series G Stock to Dolphin Partners and to John D. Higgins, Sr., a private investor and Director of the Company, respectively, in two separate transactions having a combined purchase price of $1.93 million. The shares of Series G Stock were issued to Dolphin Partners and Mr. Higgins pursuant to the private placement exemption available for such issuances under Section 4(2) of the Securities Act of 1933, as amended. For a description of the rights and preferences of the Series G Stock, please see ITEM 5.01 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR. In connection with the sale of the Series G Stock, the Company issued to Dolphin Partners and Mr. Higgins warrants to purchase an aggregate of 275,714 shares of the Company’s common stock at an exercise price of $2.21 per share. The warrants are exercisable at any time for a period of five years after issuance. The warrants were issued to Dolphin Partners and Mr. Higgins pursuant to the private placement exemption available for such issuances under Section 4(2) of the Securities Act of 1933, as amended.

     The aggregate proceeds from the sale of the Series G Stock, $1.93 million, will be used to satisfy an unsecured note arising from the Company’s acquisition of Mobitec AB in 2001 in the amount of $1.57 million and for general corporate purposes.

     A copy of the press release announcing these transactions is attached as Exhibit 99.1 to this report.

ITEM 3.03 MATERIAL MODIFICATIONS TO RIGHTS OF SECURITY HOLDERS

     The Series G Stock has equal priority with the Company’s Series E Redeemable Nonvoting Convertible Preferred Stock, and ranks prior and superior to the Company’s Series AAA Redeemable Nonvoting Preferred Stock and common stock, with respect to the payment of dividends and upon liquidation, dissolution and winding up.

     For a description of the rights and preferences of the Series G Stock, please see ITEM 5.01 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

ITEM 5.01 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

     The Company’s Certificate of Incorporation has been amended to provide for the issuance of up to 600 shares of Series G Stock pursuant to the Certificate of Designation of the Series G Convertible Preferred Stock of Digital Recorders, Inc., which provides that:

     Dividends. The holders of shares of Series G Stock shall be entitled to receive, when, as and if declared by the Board of Directors, dividends during the period commencing on June 23, 2005 and continuing for so long as any shares remain outstanding. Dividends shall accrue quarterly at the rate of two percent (2.0%) on the Liquidation Preference (as hereinafter defined) and shall be paid on February 10, May 10, August 10 and November 10 of each year, commencing August 10, 2005. Dividends shall be payable in kind in additional shares of Series G Stock. The number of shares of Series G Stock issuable on each share of Series G Stock on each dividend payment date shall be equal to the quotient (rounded to four decimal places) obtained by dividing (i) the dollar value of the dividend to be paid thereon by (ii) the Liquidation Preference (as hereinafter defined) thereof. Accrued dividends for each dividend period shall be cumulative (whether or not such dividends are declared), and shall compound on each payment date.

     In the event that any payment of dividends in shares of Series G Stock would require shareholder approval under the NASDAQ listing requirements, the Company agrees to seek such approval together with approval of all future issuances of Series G Stock payable as dividends, if permissible, at the next regularly scheduled meeting of shareholders after it has been determined that shareholder approval would be required for the issuance of any shares as dividends on the next scheduled payment date, if such shareholder approval shall not have previously been sought. Holders of Series G Stock may not vote on any proposal seeking authorization to issue Series G Stock in payment of dividends that is submitted to stockholders pursuant to NASDAG listing requirements. Dividends shall be paid in cash on any payment date(s) that may arise between the date of such determination and the meeting of shareholders at which the shareholders vote on such authorization. In the event the shareholders reject such authorization, such dividends will be paid in shares of Series G Stock to the maximum extent that they may be so paid without violating the limitations set forth in the first sentence of this paragraph (b), and thereafter, such dividends shall be paid in cash commencing on the next payment date.

     If the registration statement that is required to be filed by the Company pursuant to the registration rights agreements entered into between the Company and Dolphin Partners and Mr. Higgins with respect to the shares of common stock issuable upon conversion of the Series G Stock and exercise of the warrants, is not declared effective by October 23, 2005 (the “Target Effective Date”), then the quarterly rate at which dividends accrue on the Series G Stock then in effect shall be subject to increase by one-quarter of one percent (0.25%)for each period of thirty (30) days beyond the Target Effective Date until the registration statement is declared effective; provided, however, that if using its best efforts the Company has timely filed and responded to SEC comments, then the Target Effective Date shall be extended no more than thirty (30) additional days without the dividend increase becoming effective. If the effectiveness of the registration statement referenced above is suspended or otherwise impaired for more than twenty (20) calendar days in any twelve-month period (unless otherwise permitted in the registration rights agreements), then the quarterly rate at which dividends accrue on the Series G Stock then in effect shall increase by one-quarter of one percent (0.25%) for each additional period of ten (10) days that the registration statement is suspended or otherwise impaired. If the Company loses its listing on the NASDAQ National Market, then the quarterly rate at which dividends accrue on the Series G Stock then in effect shall increase by one-quarter of one percent (0.25%) for each period of thirty days until the Company’s common stock is again listed thereon. The maximum quarterly dividend rate, as so adjusted, shall be three and one-half percent (3.5%).

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     If the average closing bid price for the Company’s common stock on the principal public trading market for such stock does not exceed 2.5 times the then-current Conversion Price (as hereinafter defined) for any period of seventy-five (75) consecutive trading days, or if such closing bid price does not exceed 2.5 times the then-current Conversion Price for a total of at least one hundred and fifty (150) trading days (whether or not consecutive), in either case during the period commencing on June 23, 2005 and ending on June 22, 2010, then the quarterly rate at which dividends accrue on the Series G Stock then in effect shall be increased by one and one-half percent (1.5%) beginning on June 22, 2010, effective for the dividend payable on the August 10, 2010 dividend payment date and holders of Series G Stock may require, at their option, payment of said increased dividend in cash (the “Trading Adjustment”).

     The Series G Stock shall rank pari passu with the Company’s Series E Redeemable Nonvoting Convertible Preferred Stock and prior and superior to the Company’s Series AAA Preferred Stock and common stock with respect to the payment of dividends. All accrued but unpaid dividends shall be paid upon redemption or conversion of the shares of Series G Stock.

     Voting Rights. Except as is required by applicable law, the holders of Series G Stock shall be entitled to vote with the holders of the Company’s common stock, voting together as a single class, on any matters on which holders of the common stock are entitled to vote, and the holder of each outstanding share of Series G Stock shall be entitled to a number of votes equal to the quotient obtained by dividing the Liquidation Preference thereof by $2.21.

     Liquidation. The liquidation preference for the Series G Stock (the “Liquidation Preference”) shall equal Five Thousand Dollars ($5,000.00) per share. The Series G Stock shall be pari passu with the Company’s Series E Preferred Stock and rank prior and superior to the Company’s Series AAA Preferred Stock and common stock with respect to payments upon liquidation, dissolution and winding up.

     Redemption. The holders of the Series G Stock shall not have the right to cause the Company to redeem shares of their Series G Stock at any time. If the rate at which quarterly dividends on the Series G Stock accrue is increased by one and one-half percent (1.5%) pursuant to the Trading Adjustment, then, from and after June 22, 2010, the Company shall have the right, but not the obligation, exercisable at any time and from time to time, to redeem all or any portion of the outstanding shares of Series G Stock. The redemption price to be paid by the Company for any shares of Series G Stock shall equal the Liquidation Preference for those shares, plus an amount equal to the cash value of all accrued but unpaid dividends thereon.

     Conversion of Series G Stock. The shares of Series G Stock may be converted at any time or from time to time prior to the fifth business day preceding any redemption date established by the Company for such shares, at the option of the holder, into the number of shares of the Company’s common stock determined by multiplying the number of shares of Series G Stock to be converted by a fraction, the numerator of which is the Liquidation Preference of a share of Series G Stock and the denominator of which is the conversion price then in effect for the Series G Stock (the “Conversion Price”). Initially, the Conversion Price is $2.21 per share. The Conversion Price is subject to adjustment for subdivisions, common stock dividends, combinations or consolidations of the common stock, reclassifications, exchanges and substitutions.

     The outstanding shares of Series G Stock shall automatically convert to shares of the Company’s common stock if the closing bid price for the common stock on The Nasdaq Stock Market (or other exchange or market on which the common stock may from time to time be traded) for any period of twenty (20) consecutive trading days exceeds $5.63, into the number of shares of the Company’s common stock determined by multiplying the number of shares of Series G Stock then outstanding by a fraction, the numerator of which is the Liquidation Preference of a share of Series G Stock and the denominator of which is the then applicable Conversion Price.

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     A copy of the Certificate of Designation for the Series G Convertible Preferred Stock is attached as Exhibit 3.1 to this report.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

     (c) Exhibits

EXHIBIT NO.	DESCRIPTION
3.1	Certificate of Designation of Series G Convertible Preferred Stock of Digital Recorders, Inc.

10.1	Share Purchase Agreement dated June 23, 2005, by and between Dolphin Offshore Partners, L.P. and Digital Recorders, Inc.

10.2	Stock Purchase Warrant dated June 23, 2005, issued by Digital Recorders, Inc. to Dolphin Offshore Partners, L.P.

10.3	Registration Rights Agreement dated June 23, 2005, by and between Dolphin Offshore Offshore Partners, L.P. and Digital Recorders, Inc.

10.4	Share Purchase Agreement dated June 23, 2005, by and between John D. Higgins and Digital Recorders, Inc.

10.5	Stock Purchase Warrant dated June 23, 2005, issued by Digital Recorders, Inc. to John D. Higgins.

10.6	Registration Rights Agreement dated June 23, 2005, by and between John D. Higgins and Digital Recorders, Inc.

99.1	Press release dated June 24, 2005.

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registration has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL RECORDERS, INC.
Date: June 27, 2005	By:	/s/ David N. Pilotte
David N. Pilotte
Vice President and Chief Financial Officer

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